EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Lord Asset Management Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Lord Asset Management Trust for the year ended October 31, 2018 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Lord Asset Management Trust for the stated period.

/s/ Douglas M. Jackman	/s/ David M. Sullivan II
Douglas M. Jackman	David M. Sullivan II
President, Lord Asset Management Trust	Treasurer, Lord Asset Management Trust

Dated: 1/3/2019	Dated: 1/3/2019

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Lord Asset Management Trust for purposes of Section 18 of the Securities Exchange Act of 1934.